Exhibit 99.2

DICK’S Sporting Goods Names Matthew Barnes President, Foot Locker International

PITTSBURGH, Nov. 25, 2025 – DICK’S Sporting Goods today announced the appointment of Matthew Barnes as President of Foot Locker International, effective December 3, 2025. Barnes will lead the Foot Locker business’ international operations with a focus on driving strategic growth, accelerating business momentum and executing targeted turnaround strategies.

In his position at Foot Locker, now part of DICK’S Sporting Goods following its acquisition in September 2025, Barnes will oversee the Foot Locker stores, eCommerce and digital businesses across Europe, Asia and Australia and its licensed store presence in Europe, the Middle East and Asia. Barnes will report to Ed Stack, DICK’S Executive Chairman, who leads the Foot Locker business. He joins a Foot Locker management team of experienced senior leaders, including longtime former Nike executive Ann Freeman, who leads Foot Locker North America.

“We are thrilled to welcome Matthew Barnes to our outstanding Foot Locker management team as we bring the business back to where it belongs at the top of our industry and position it for its next phase of global growth,” said Stack. “Matthew’s proven tenure working with prominent global brands to transform and grow their businesses makes him the ideal leader to elevate Foot Locker’s international platform.”

Barnes, a highly accomplished global retail executive, brings nearly three decades of leadership experience from across the United Kingdom, Europe, the U.S., China and Australia to his new role at Foot Locker. He has a track record of guiding consumer-facing companies through periods of growth and transformation, including at Aldi, where he began his career as an Area Manager and held numerous leadership roles including Group CEO & Member of the International (Executive) Board of Aldi Süd. Barnes also held the UK Chief Executive Officer role at Tesco.

“Matthew is a highly accomplished global retail executive and has longstanding familiarity with the international markets where Foot Locker operates,” said Lauren Hobart, President and CEO of DICK’S. “His expertise will be invaluable in strengthening our ability to deliver growth and generate value for our customers, brand partners, team members and shareholders, and we are delighted to have him on board.”

“I am honored to join Foot Locker, a brand with deep recognition across the globe, at such a pivotal and exciting time for the sports retail industry,” said Barnes. “I have a personal passion for sports, and I look forward to working alongside this exceptional leadership team, as well as the talented Foot Locker Stripers and team members to bring innovative experiences and exciting new products to consumers worldwide.”

Barnes earned a Bachelor of Arts degree with honors in law and politics from the University of Liverpool.

About DICK'S Sporting Goods, Inc.
DICK'S Sporting Goods creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK'S is a leading omni-channel retailer and an iconic brand in sport and culture. Its banners include DICK'S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! in addition to the experiential retail concepts DICK'S House of Sport and Golf Galaxy Performance Center. As owner and operator of the Foot Locker business, including the Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos banners, DICK'S serves the global sneaker community in North America, Europe, Asia, and Australia, plus a licensed store presence in Europe, the Middle East and Asia. DICK'S also owns and operates GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.

Driven by its belief that sports have the power to change lives, DICK'S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK'S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contact:

Media Relations:
(724) 273-5552 or press@dcsg.com

Category: Company News